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                                                           Exhibit 10.5


May 10, 1996



Perryman Corporation N.V.
c/o Capital Holdings
4900 Woodway Drive
Houston, Texas 77056


Gentlemen:

    This letter will serve to memorialize the agreement previously reached between us regarding consulting services rendered by you to Apollo International of Delaware, Inc. (the "Company") and the compensation payable therefor. In particular, you have rendered services in connection with non-operational aspects of the Company's business.

    1. As full payment for all services rendered by you through the date hereof, the Company, at the Company's option, shall (i) pay you $30,000 within ten (10) business days from the date hereof, or alternatively (ii) issue to you 299,000 shares of the Company's Common Stock (the "Shares") and 400,000 Common Stock Purchase Warrants (the "Warrants") (such Shares and Warrants sometimes referred to collectively as "Securities"). Each Warrant shall entitle the holder to purchase one share of the Company's Common Stock for a purchase price of $5.50 per share, for a period of three years commencing May 10, 1998. The Warrants shall expire on May 10, 2001, at which time any unexercised Warrants shall terminate. In the event the Company sells warrants in an initial public offering of its securities, the Warrants issued to you will automatically convert to warrants having the same terms as the warrants sold to the public, which will include an increase in exercise price if the exercise price of the warrants sold to the public exceeds $5.50 per share. Your retention of the Shares and the exercisability of the Warrants is conditioned upon the completion by the Company of an initial public offering before June 1, 1997, and if an initial public offering is not completed before June 1,

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         1997, the Warrants will terminate as of such date and the Company, at its sole discretion, may redeem all the Shares for a total redemption price of $1.00; provided, however, such Warrant termination and stock redemption rights shall not be exercisable by the Company if: (i) the parties hereto otherwise agree in writing; or (ii) on or before June 1, 1997, the Company enters into an agreement with a third party respecting an acquisition of the Company, including without limitation, a merger or a sale of substantially all of the assets of the Company.

    2. Concurrently herewith, you shall execute the attached Shareholders Voting Agreement (Exhibit A) and Proxy (Exhibit B) pursuant to which you will grant to David W. Clarke an irrevocable proxy to vote your Shares and the Shares issuable upon exercise of the Warrants, which proxy shall expire on the earlier to occur of: (i) May 10, 2001, and
         (ii) the effective date of the Company's anticipated initial public offering.

    3. If requested by the Underwriter of any public offering, your Securities will be subject to a "lock-up" agreement equal to the shortest lock up granted to any other shareholders of the Company. If permitted by the Underwriter, your Securities will be registered in any such offering; provided if any such offering is not underwritten, only the Shares and Shares issuable upon exercise of the Warrants will be registered in such offering.

    4. This letter will confirm that all services required to be rendered by you have been rendered as of May 10, 1996 at which time you had fully earned your right for compensation described in this letter. You acknowledge that the Securities which may be issued to you are not registered under the Securities Act of 1933, as amended, (the "Act") and may not be sold or otherwise transferred except pursuant to registration under the Act or pursuant to an exemption therefrom.
         This will also confirm that should the Company elect to pay your consulting fee in Shares and Warrants, you may direct such securities to be issued to you or up to 3 additional persons or entities, subject to the provisions of the Act; provided, however, such other persons or entities

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         shall execute a Shareholder's Voting Agreement and Proxy in accordance with Section 2 hereof.

    5. By execution of this letter below, you are hereby representing and warranting to the Company, that you are acquiring the Securities for investment purposes only without a view to distribution of the Securities and that you have no present intent to dispose of or otherwise transfer the Securities nor are you a party to any agreement for disposition of the Securities.

    6. This letter may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.


                   Very truly yours,

                   Apollo International of Delaware, Inc.

                   By: /s/ David W. Clarke
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                      David W. Clarke, President


AGREED AND ACCEPTED:

Perryman Corporation N.V.

By: /s/ Gregory E. Elias
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Name: Gregory E. Elias
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As: Managing Director of
    Intertrust (Curacao) N.V.
    The Managing Director
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